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                                                                   EXHIBIT 10.19

                                 (1) KEVIN MILNE

                          (2) SS&C TECHNOLOGIES LIMITED

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                              COMPROMISE AGREEMENT

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AN AGREEMENT made the 31st day of October, 2006

BETWEEN:

(1) Kevin Milne of 62 Spurgate, Hutton Mount, Brentwood, Essex, CM132JT, United Kingdom ("You"); and

(2) SS&C Technologies Limited, Mercury House, Triton Court, 14 Finsbury Square, London, England EC2A 1BR (the "Employer").

WHEREAS:

(A) You and the Employer have agreed that it is in their mutual best interest to terminate their employment;

(B) Your employment with the Employer will terminate on 31 October 2006 (the "Termination Date");

(C) You have been receiving independent advice from Corinne Aldridge, Archon Solicitors, Martin House, 5 Martin Lane, London EC4R 0DP (the "Relevant Independent Adviser"); and

(D) The Employer enters into this Agreement on its own behalf and as agent for and on behalf of the parties against whom your claims are being compromised in clause 3 below.

TERMS OF SETTLEMENT:

1. You will be paid your salary and benefits to the Termination Date net of income tax and other deductions required by law.

2. The Company will pay you within 7 days of the Termination Date or receipt of this compromise agreement signed by you whichever is later:-

     a) a payment of L50,000, in lieu of three months notice, less a reduction of L14,166.66 for reimbursement of mistaken payments;

     b) a payment of L215.58 in lieu of the benefits you would have received during your notice period;

     c)a payment of L10,769.23 in respect of unused holiday accrued through the Termination Date and holiday accruing during the notice period; and

     d) a severance payment of L15,384.15.

     The severance payment can be paid tax free pursuant to section 403-404 of the Income Tax (Earnings and Pensions) Act 2003. Payments identified in
     Section 2 a) and c) will be paid less tax and employee national insurance contributions.

3. The payments made by the Employer to you are in full and final settlement of all or any claims you may have against the Employer, (or any Group Company) or any of the


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     officers or employees of the Employer or any Group Company, whether such claims arise out of your employment with the Employer, the termination of your employment or otherwise, including but not limited to claims for wrongful dismissal, unfair dismissal, discrimination on grounds of, or related to, sex, race, disability, religion, belief, sexual orientation, age, part-time or fixed term status, or harassment on any of these grounds, breach of contract, unlawful deduction of wages, equal pay, a redundancy payment and claims under the National Minimum Wage Act 1998, Working Time Regulations 1998, the Maternity and Parental Leave Regulations 1999 or any claim under European Union Law, or relating to the Employer's or any Group Company's shares or securities, including, except as set out below, claims relating to any share option scheme operated by or on behalf of the Employer or any Group Company but excludes any claim for personal injury or related to the enforcement of this Agreement. You have either raised the claims prior to entering into this Agreement, or where such claims have not been raised, you represent to the Employer and the Employer relies on this representation in entering into this Agreement, that, having taken independent legal advice, you are not aware of any facts or matters which might give rise to any such claims. You confirm that you not aware of any circumstances as at the date of this Agreement which would give rise to a claim for personal injury. In relation to stock options, you currently hold options subject to vesting under the Sunshine Acquisition Corporation 2006 Equity Incentive Plan (the "Plan"). None of these options are anticipated to have vested by the Termination Date; those that have not vested by such date will lapse.

4. You represent to the Employer that you have not yet been made any offer of employment, consultancy, partnership, office or other remunerative work, or that any such offer has been disclosed to the Employer. You likewise represent that you have not committed any act of gross misconduct of which the Employer is unaware and which, if disclosed, would have entitled the Employer to summarily dismiss you.

5. The Employer will provide prospective employers upon request with a written reference in the terms of the draft appearing at Schedule 2 and agrees to answer questions from such prospective employers whether made orally or in writing in a manner consistent with the tenor of the draft reference, subject always to the Employer's obligations when providing information to such third parties and provided that any request for a reference is made to William C. Stone.

6. Following the Termination Date (i) you will do nothing to disparage the Employer or any of its officers or employees or any other Group Company or any of such Group Company's officers or employees; and (ii) the Employer will do nothing to disparage you.

7. You agree that you will keep the terms of this Agreement confidential, and will not disclose the same to any third party save as required by law and in order to take professional advice in relation to the same and save that nothing in this Agreement shall prevent you making a protected disclosure within the meaning of the Employment Rights Act 1996 or from disclosing to a new employer or recruitment consultant that you resigned from the Company.


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8    In consideration of L100, you may not at any time prior to or after the Termination Date (except with the written permission of William C. Stone) disclose to any third party, or make use of yourself (or in conjunction with others), any of the Employer's trade secrets or other Confidential Information:

     8.1 For the purposes of this clause Confidential Information includes but is not limited to:

          (a)  the Employer's marketing and business development plans;

          (b) details of the Employer's products and services in the course of development, including research and development reports and data;

          (c) budgets, management accounts, bank account details and other confidential financial data of the Employer;

          (d) confidential business methods and processes and other information relating to the running of the Employer's business which is not in the public domain, including details of salaries, bonuses, commissions and other employment terms applicable within the Employer and other personal and sensitive personal data relating to employees and customers of the Employer;

          (e) personal information provided to the Employer by visitors to and users of any of its web sites, including their names, addresses, contact details, and requirements for the Employer's services or for services;

          (f) lists or records of customers and prospective customers of the Employer in whatever medium this information is stored and the requirements of those customers or the potential requirements of prospective customers for any of the Employer's products or services;

          (g) the terms on which the Employer does business with its customers, suppliers and other third parties, including price lists and pricing policies adopted by the Employer and the terms of any partnership, joint venture or other form of commercial co-operation or agreement the Employer enters into with any third party;

          (h) details of any confidential, proprietary software used or developed by the Employer, and other confidential information relating to the Employer's use of technology, including source and object code;

          (i) details of litigation involving the Employer whether proposed, threatened or in progress;

          (j) any document marked "confidential" or which you are aware is confidential or which you might reasonably expect the Employer would regard as confidential; and


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          (k)  any other information which the Employer is bound by an obligation of confidence owed to a third party, in particular the content of discussions or communications with any prospective business partner.

     8.2 The restrictions in this clause 8 will, however, cease to apply to information which is required to be disclosed by law, or by a court or tribunal of competent jurisdiction or which becomes available (other than by reason of your default) to the public generally without requiring a significant expenditure of labour, skill or money.

     8.3 You hereby confirm that you have returned to the Employer all property in your possession custody or control which belongs to the Employer or relates to its affairs, including but not limited to your office keys, mobile phone, all other equipment, all documents, records, notebooks, notes, memoranda, customer and price lists in whatever medium they have been stored (including on your personal computer or mobile telephone), computer software and computer hardware, research reports as well as all documents or works in which the Employer owns the copyright or other intellectual property rights or which relate to the Employer's business. You warrant that no copies of any of the above property have been taken by you, or alternatively that such copies as have been taken have been returned to the Employer.

     8.4 In this clause 8 the term "the Employer" shall be deemed to include any Group Company.

     8.5 The provision in paragraph 8.1 shall be the only post-termination restriction you will be bound by after the Termination Date, except that you agree to abide by those non-solicitation provisions in clause
          15.2 of your Contract of Employment with the Employer dated June 7, 2004, which are expressed to apply following the termination of your employment.

     8.6 You agree to make yourself available to be contacted by telephone during normal office hours, upon reasonable notice, after the Termination Date, to provide reasonable assistance with such ad hoc matters and queries as may be required by the Employer or by any Group Company.

9. Following the Termination Date you will not hold yourself out or permit yourself to be held out as being employed by or connected with the Employer or any Group Company.

10. You will indemnify the Employer and keep the Employer indemnified against all tax and employee national insurance brought or levelled against the Employer by HM Revenue & Customs (the "Revenue") in respect of the payments made to you under this Agreement under paragraph 2 of this Agreement, other than for any tax or employee national insurance contributions to be deducted by the Employer. No payments will be made by the Employer to the Revenue however without first notifying you of the position and giving you a reasonable opportunity to resolve the matter with the Revenue directly. If you fail to take up this opportunity, or a sum is still found due from the Employer to the


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     Revenue notwithstanding your intervention, and the Employer makes payment to the Revenue, the amount due from you under this indemnity shall fall due forthwith upon your receiving a written demand from the Employer accompanied by evidence that payment has been made.

11 By accepting the terms of this Agreement you will be deemed to resign on the Termination Date from your position as a director of the Employer and from all or any other office which you hold in the Employer and/or any Group Company, which resignation, if requested, shall be in the form of
     Schedule 1 to this Agreement. If you fail to do so promptly, you hereby irrevocably appoint any person nominated by the Employer in your name and on your behalf to sign and do any documents or things expedient to effect such resignation.

12. For the avoidance of doubt if, contrary to the views of the parties, the claims set out in clause 3 above have not been validly and lawfully excluded by the provisions of this Agreement, and you institute legal proceedings in respect of any of them, then all sums paid by or on behalf of the Employer pursuant to this Agreement shall be immediately repayable by you to the Employer as a debt, and no further sums shall be payable under this Agreement and all benefits may be withdrawn forthwith.

13. You hereby warrant to the Employer that you have received independent legal advice from the Relevant Independent Adviser, as to the terms and effects of this Agreement under English law prior to your executing the same and in particular, as to its effect on your ability to pursue any of the rights or claims set out in clause 3 of the Agreement.

14. The Employer will pay your reasonable legal costs up to a maximum of L1000 plus VAT relating to the negotiation and preparation of this Agreement. Payment of this sum will be made directly to the Relevant Independent Adviser within 10 business days of receipt by the Employer (via their solicitors, Wilmer Cutler Pickering Hale and Dorr LLP) of a copy of this Agreement duly executed by you and a copy of the Relevant Independent Adviser's Certificate duly signed by the Relevant Independent Adviser, and provided that an invoice from the Relevant Independent Adviser stated to be payable by or on behalf of the Employer has also been received.

15 The parties hereby acknowledge and agree that the conditions regulating compromise agreements under section 203(3) of the Employment Rights Act 1996 under section 77(4A) of the Sex Discrimination Act 1975, section 72(4A) of the Race Relations Act 1976, section 288(2B) of the Trade Union and Labour Relations (Consolidation) Act 1992, section 9(3) of the Disability Discrimination Act 1995, Regulation 35(3) of the Working Time Regulations 1998, section 49(4) of the National Minimum Wage Act 1998, regulation 41(4) of the Transnational Information and Consultation of Employee Regulations 1999, Regulation 9 of the Part-time Workers (Prevention of Less Favourable Treatment) Regulations 2000, the Employment Equality (Sexual Orientation) Regulations 2003, the Employment Equality (Religion or Belief) Regulations 2003 and Schedule 5 Part I Paragraph 2 of the Employment Equality (Age) Regulations 2006 are satisfied by the terms of this Agreement.


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16.  In this Agreement, "Group Company" means any company which from time to time is a subsidiary or a holding company of the Employer or a subsidiary of such holding company and "subsidiary" and "holding company" have the meanings attributed to them by section 736 of the Companies Act 1985.

17. This Agreement shall be construed in accordance with the law of England and Wales and the parties submit to the exclusive jurisdiction of the English Courts.


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IN WITNESS WHEREOF the parties or their duly authorised representatives have set their hands the day and year first above written.

SIGNED by the said                  )
Kevin Milne                         )   /s/ Kevin Milne
                                    )   ----------------------------------------
                                    )


SIGNED by William C. Stone          )
on behalf of THE EMPLOYER           )   /s/ William C. Stone
                                    )   ----------------------------------------
William C. Stone                    )
Director
SS&C Technologies Limited


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INDEPENDENT ADVISER'S CERTIFICATE

I, Corinne Aldridge of Archon Solicitors, HEREBY CERTIFY to the Employer that:

(a)  I am instructed by Kevin Milne (the "Employee").

(b) At the date hereof and at all times during which I have advised the Employee on the subject matter of the Agreement I am and have been a Relevant Independent Adviser as defined by section 203(3A) of the Employment Rights Act 1996, section 77(4B) of the Sex Discrimination Act 1975, section 72(4B) of the Race Relations Act 1976, section 288(4) of the Trade Union and Labour Relations (Consolidation) Act 1992, section 9(4) of the Disability Discrimination Act 1995, section 35(4) of the Working Time Regulations 1998, section 49(5) of the National Minimum Wage Act 1998, the Employment Equality (Religion or Belief) Regulations 2003, the Employment Equality (Sexual Orientation) Regulations 2003 and Schedule 5 Part I Paragraph 2 of the Employment Equality (Age) Regulations 2006.

(c) I have given independent advice to the Employee as to the terms and effect of the Agreement under English law prior to the Employee executing the same and in particular, as to its effect on the Employee's ability to pursue any of the rights or claims which are set out in clause 3 of the Agreement.

(d) When I gave the advice referred to in sub-paragraph (c) above there was in force a contract of insurance or an indemnity provided for members of my profession or my professional body covering the risk of a claim by the Employee in respect of loss arising in consequence of that advice.


/s/ Corinne Aldridge
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[SIGNATURE]

27/10/06
DATE


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                                   SCHEDULE 1

DRAFT LETTER OF RESIGNATION

The Board of Directors

[Name of Company]

Dear Sirs:

I hereby resign with immediate effect as a director of the above company and confirm that I have no claim whatsoever outstanding against the Company in respect thereof or otherwise howsoever save as set out in a compromise agreement dated [__________].

Yours faithfully,


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[Name of Employee]


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                                   SCHEDULE 2

Kevin Milne was employed by SS&C Technologies between June 2004 and October 2006 where he held the position of Senior Vice President - International. In this role he oversaw the company's activities outside of North America. During his tenure the company enjoyed significant growth in both revenue and profitability and we wish him all the best in his future endeavours.


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